Exhibit 10.6

EXECUTION VERSION

BioScrip, Inc.

1600 Broadway, Suite 700

Denver, CO 80202

June 29, 2017

ASSF IV AIV B HOLDINGS, L.P.

Re: Stock Purchase Agreement

Ladies and Gentlemen:

We are pleased you (the “Subscriber” or “you”) have accepted the offer (in connection with the execution and delivery of the Second Lien Note Purchase Agreement (the “Second Lien Note Purchase Agreement”), the Warrant Purchase Agreement (the “Warrant Purchase Agreement”), the Warrant Agreement (the “Warrant Agreement”), the Registration Rights Agreement (the “Registration Rights Agreement,” and, together with the Second Lien Note Purchase Agreement, Warrant Purchase Agreement and the Warrant Agreement, the “Other Agreements”), each among BioScrip, Inc., a Delaware corporation (the “Company”), and the other signatories party thereto and of even date herewith) to purchase an aggregate number of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock” or “Shares”), equal to the number set forth next to your signature pages below. The terms (this “Agreement”) on which the Subscriber is willing to purchase the Shares from the Company, and the Company and the Subscriber’s agreements regarding such Shares, are as follows:

1.                   Purchase of the Shares. Subject to satisfaction of the conditions set forth in Section 3.3 hereof, for an amount as set forth next to the Subscriber’s signature page below, in United States Dollars and in immediately available funds (such amount, the “Purchase Price”), the Company agrees to sell the Shares to the Subscriber, and the Subscriber hereby agrees to purchase the Shares from the Company, directly or through one or more Affiliates (as hereinafter defined), subject to the terms and subject to the conditions set forth in this Agreement.

2.                  Representations, Warranties and Agreements.

2.1              Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby makes to the Company those representations and warranties set forth in Section 2.30 of the Second Lien Note Purchase Agreement as if such representations and warranties were set forth in this Agreement, mutatis mutandis, and made by the Subscriber with reference to and for the purposes of this Agreement.

2.2              Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1        Second Lien Note Purchase Agreement representations and warranties. The Company hereby makes to the Subscriber those representations and warranties set forth in Article IV of the Second Lien Note Purchase Agreement as if such representations and warranties were set forth in this Agreement, mutatis mutandis, and made by the Company with reference to and for the purposes of this Agreement.

2.2.2        Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly authorized, validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Subscriber (or its Affiliates, as applicable) will have good title to the Shares, free and clear of all liens, claims, encumbrances, charges, mortgages, options, pledges, security interests, hypothecations, easements, rights-of-way or encroachments of any nature whatsoever, whether voluntarily incurred or arising by operation of law (“Liens”), other than (a) transfer restrictions under federal and state securities laws and (b) Liens imposed solely due to the actions of the Subscriber. Upon issuance in accordance with, and payment pursuant to, the terms hereof, (i) the Shares will be issued in accordance with law (including applicable state Blue Sky laws) and the governing documents of the Company and will not be issued in violation of any preemptive or similar rights created by law or the governing documents of the Company or any other agreement to which the Company is bound and (ii) the Shares will not be required to be registered under the Securities Act.

2.2.3        Capitalization. The authorized capital stock of the Company on the date hereof, consists of 250,000,000 shares of Common Stock, 121,082,543 shares of which are issued and outstanding, 825,000 shares of Series A convertible preferred stock, 21,645 shares of which are issued and outstanding, 825,000 shares of series B convertible preferred stock, no shares of which are issued and outstanding, 625,000 shares of Series C convertible preferred stock, 614,177 are issued and outstanding and 100,000 shares of series D junior participating preferred stock, no shares of which are issued and outstanding, and no other capital stock. All issued and outstanding shares of the Company’s Common Stock (a) have been duly authorized and validly issued, and (b) are fully paid and non-assessable. The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Certificate of Incorporation currently on file with the Delaware Secretary of State and the Registration Rights Agreement. Except as set forth in the periodic reports that the Company has filed on or prior to the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) (including the exhibits incorporated by reference) in accordance with its obligations under the Exchange Act and the rules and regulations promulgated thereunder (the “SEC Reports”), as of the date hereof, no other capital stock, options, units, warrants, rights to purchase (including any preemptive rights, calls or commitments of any character whatsoever) or otherwise acquire or securities that are exercisable, exchangeable or convertible into any shares of Common Stock or other ownership interests in the Company are authorized, issued, reserved for issuance or outstanding (other than herein and pursuant to the Warrant Purchase Agreement). Except as set forth in the SEC Reports, the Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or which are convertible into, exchangeable for, or evidence the right to subscribe for or acquire securities having the right to vote) with the holders of capital stock of the Company on any matter. Except as set forth in the SEC Reports, there are no contracts to which the Company is party or by which it is bound to (x) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (y) vote or dispose of any capital stock of the Company. There are no irrevocable proxies and no voting agreements with respect to any capital stock of the Company. Except as set forth in the SEC Reports, other than the Registration Rights Agreement, the Company has no agreement, arrangement or understandings to register any securities of the Company under the Securities Act or under any state securities law and has not granted registration rights to any person (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement). Immediately following the Closing, and notwithstanding anything contained herein to the contrary, the shares of Common Stock issued pursuant to this Agreement will represent 4.99% of the issued and outstanding Common Stock of the Company on a non-diluted basis.

2.2.4        SEC Documents. The Company has timely filed or received the appropriate extension of time within which to file with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2014 under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”) and the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements, on the dates of effectiveness) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the Company SEC Documents at the time filed (and, in the case of registration statements, on the dates of effectiveness) were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.

3.                  Settlement Date and Delivery.

3.1              Closing. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held at the same date and time as, and be conditioned on, the closing of the Other Agreements (the date of the Closing being referred to as the “Closing Date”). At the Closing, the Company will issue to the Subscriber the Shares, each registered in the name of the Subscriber, its Affiliate or its permitted assignee (as applicable), against delivery of the Purchase Price in cash on the Closing Date via a wire to an account specified in writing by the Company no later than two (2) business days prior to the Closing.

3.2              Conditions to Closing of the Company.

The Company’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment (or waiver by the Company in writing) of the following conditions:

3.2.1        Representations. The representations made by the Subscriber in Section 2.1 of this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date.

3.2.2        Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscriber on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.2.3        No Injunction. There shall not be in force any injunction or order of any court or administrative agency of competent jurisdiction enjoining or prohibiting the consummation transactions contemplated by this Agreement or the Other Agreements.

3.3              Conditions to Closing of the Subscriber.

The Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment (or waiver by the Subscriber in writing) on or prior to the Closing Date of each of the following conditions:

3.3.1        Representations and Warranties Correct. The representations and warranties of the Company contained in Section 2.2 of this Agreement shall be true and correct in all respects.

3.3.2        Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.3.3        Opinion. The Company shall have delivered to the Subscriber an opinion of counsel, dated as of the date hereof, covering customary matters with respect to the Shares.

3.3.4        No Injunction. There shall not be in force any injunction or order of any court or administrative agency of competent jurisdiction enjoining or prohibiting the consummation transactions contemplated by this Agreement or the Other Agreements.

3.3.5        Conditions to Closing of the Other Agreements. All conditions to the Subscriber’s and the Company’s obligation to consummate the Other Agreements (as the same is in effect on the date hereof) shall have been satisfied in full or waived by the party to each of the Other Agreements permitted to waive any such condition, to the extent the Subscriber is a party to such Other Agreements.

3.3.6        Ancillary Documents. The Subscriber and the Company shall have executed and delivered the Other Agreements, to the extent the Subscriber is a party to such Other Agreements.

3.3.7        Certificates. The Company shall deliver or cause to be delivered to the Subscriber a book-entry notification, though American Stock Transfer & Trust Company, LLC, the transfer agent for the Common Stock, evidencing the ownership of the Shares or a certificate representing the Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer.

4.                  Restrictions on Transfer.

4.1              Securities Law Restrictions. Subscriber agrees not to, except to an affiliate of the Subscriber, sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

4.2              Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.”

4.3              Registration Rights. Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to the Registration Rights Agreement or otherwise.

5.                  Other Agreements.

5.1              Further Assurances.

5.1.1        Each of the Company and Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement and to permit the Company to effectuate the Other Agreements. The Subscriber and the Company shall each, and shall each cause their respective affiliates to: (a) assemble, prepare, file and/or submit any information (and to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all stockholder, governmental and regulatory consents required to be obtained in connection with the transactions contemplated by this Agreement or the Other Agreements, and (b) use reasonable best efforts to obtain all consents and approvals of third parties or governmental authorities that the Subscriber, the Company, or their respective affiliates are required to obtain in order, and to take such other action as may reasonably be necessary or as another party may reasonably request, to (i) comply with this Agreement and the Other Agreements, (ii) fulfill the conditions set forth in this Agreement and the Other Agreements and (iii) consummate the transactions contemplated by this Agreement and the Other Agreements as soon as practicable; provided that, in connection with the exercise of such reasonable best efforts, no party shall be required to make any payments other than de minimis administrative expenses (and the payment of legal expenses associated with the consummation of the transactions contemplated herein).

5.1.2        Proxy Statement and Other Actions. Promptly following the date hereof, the Company shall prepare and file any necessary SEC, NASDAQ or New York Stock Exchange filings relating to the issuance of the Shares to the Subscriber.

5.2              Notices. All notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, emailed or sent by telecopy, as follows:

If to the Company to:

BioScrip, Inc.

1600 Broadway, Suite 700

Denver, CO 80202

Attn: Stephen Deitsch, Senior Vice President,

Chief Financial Officer & Treasurer

Email: Stephen.Deitsch @bioscrip.com

Telecopy Number: (720) 468-4040

With a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention: Scott M. Zimmerman

Email: Scott.Zimmerman@dechert.com

Telecopy Number: (212) 698-3599

If to the Subscriber to:

ASSF IV AIV B Holdings, L.P.

c/o Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attn: Felix Bernshteyn

Email: felix.bernshteyn@aresmgmt.com

Telecopy Number: (310) 717-6863

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Attn: Thomas de la Bastide and Kenneth Schneider

1285 Avenue of the Americas, New York, NY 10019

Email: tdelabastide@paulweiss.com, kschneider@paulweiss.com

Email: 212-492-0031, 212-492-0303

All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first business day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third business day after the date deposited into the mail or, if delivered by hand, upon delivery or, if emailed, upon receipt by the recipient’s email server if directed to the email address provided in this Section 5.2.

5.3              Entire Agreement. This Agreement and the Other Agreements constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

5.4              Modifications and Amendments. The terms and provisions of this Agreement may be modified, supplemented or amended only by written agreement executed by all parties hereto.

5.5              Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6              Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party, except to an affiliate of the Subscriber, and any purported assignment in violation of the foregoing shall be void ab initio.

5.7              Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.8              Governing Law.

5.8.1        This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

5.8.2        Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

5.8.3        Each party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in clause 5.8.2 of this Section and brought in any court referred to in clause 5.8.2 of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

5.8.4        Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 5.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

5.9              WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.10          Severability. Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.11          No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.12          No Liability.

5.12.1    Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, the Company, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no person other than the Subscriber shall have any obligation hereunder or in connection with the transactions contemplated hereby and that it has no rights of recovery against, and no recourse hereunder, under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against, any former, current or future director, officer, agent, affiliate, manager, assignee or employee of the Investor (or any of their successors or permitted assignees), against any former, current or future general or limited partner, stockholder, manager or member of the Subscriber (or any of their successors or permitted assignees) or any affiliate thereof or against any former, current or future director, officer, agent, employee, affiliate, general or limited partner, stockholder, manager or member of any of the foregoing (each, other than the Subscriber, an “Affiliate”), whether by the enforcement of any judgment, fine or penalty or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Affiliate, as such, for any obligations of the Subscriber under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

5.12.2    The Company further agrees that neither it nor any of its affiliates shall have any right of recovery against the Subscriber or any of its Affiliates, whether by piercing of the corporate veil, by a claim on behalf of the Company against the Subscriber or any of its Affiliates, or otherwise, except to the extent provided in this letter agreement and subject to the terms and conditions hereof. The Company hereby covenants and agrees that it shall not institute, and shall cause its affiliates not to institute, any proceeding or bring any other claim (whether in tort, contract or otherwise) arising under, or in connection with, the Agreement or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, against the Subscriber or any Affiliate other than a claim against the Subscriber relating to the breach of any representation, warranty or covenant made by the Subscriber herein.

5.12.3    Nothing in this Agreement or any of the Other Agreements shall create a fiduciary duty of the Subscriber, or any of its Affiliates, to the Company or any of its equityholders. The Subscriber is not acting as a financial advisor, agent or underwriter to the Company. The Subscriber shall to the fullest extent permitted by law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Company or (ii) doing business with any client, customer or vendor of the Company. If the Subscriber acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the Subscriber or its Affiliates, then each of the Company (on its behalf and, to the extent possible, on behalf of the stockholders of the Company) to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company. In the case of any such corporate opportunity, the Subscriber shall to the fullest extent permitted by law not be liable to the Company or its equityholders by reason of the fact that the Subscriber acquires or seeks such corporate opportunity for itself, direct such corporate opportunity to another person or otherwise does not communicate information regarding such corporate opportunity to the Company

5.13          Survival of Representations and Warranties and Covenants, Obligations and Agreements. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the Closing. Any covenant, obligation or agreement to be performed under this Agreement by the Company or the Subscriber shall survive if ongoing or until fully performed or satisfied.

5.14          Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.15          Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

5.16          Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. References to any section, schedule or annex herein shall mean the sections, schedules and annexes of this Agreement.

5.17          Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

5.18          No Effect on Lender Relationship. Each of the Company (on its behalf and, to the extent possible, on behalf of the stockholders of the Company) and the Subscriber acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of the Subscriber (a) in its capacity as a lender or as agent for lenders to the Company or any of its affiliates pursuant to any agreement under which the Company or any of its affiliates has borrowed money, or (b) in its capacity as a lender or as agent for lenders to any other person who has borrowed money. Without limiting the generality of the foregoing, any such person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (x) its or any of its Affiliates’ status as a holder of the Common Stock, (y) the interests of the Company or its affiliates or (z) any duty it may have to any holder of the Company’s equity securities (including any other holder of Common Stock), except as may be required under the applicable loan documents or by commercial law applicable to creditors generally. No consent, approval, vote or other action taken or required to be taken by the holder of Common Stock in such capacity shall in any way impact, affect or alter the rights and remedies of the Subscriber or any of its Affiliates as a lender or agent for lenders.

5.19          Non-Promotion. The Company agrees that it will not, without the prior written consent of the Subscriber, in each instance, (a) use in advertising or publicity any name of any Subscriber, or any partner or employee of the Subscriber, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Subscriber, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by the Subscriber.

5.20          Use of Logo. The Company grants the Subscriber permission to use any name or logo of the Company or its affiliates in any marketing materials of the Subscriber. The Subscriber shall include a trademark attribution notice giving notice of the Company ownership of its trademarks in the marketing materials in which the Company name and logo appear.

5.21          Lock-up Limitations. Notwithstanding anything in this Agreement or the Warrant, none of the provisions of this Agreement or the Warrant shall in any way limit the Subscriber from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of its business.

5.22          Board Observation Rights. During any time that, and only for so long as, the Subscriber or any of its affiliates holds any debt of the Company or any of its affiliates in an aggregate principal amount of at least $50 million, the Subscriber shall have the right to appoint one nonvoting board observer (the “Observer”) with respect to the board of directors of Company or any direct or indirect parent of the Company whose board of directors makes managerial decisions for the Company and the Guarantors under the notes to be issued under the Second Lien Note Purchase Agreement (the “Board”), or to any committee thereof, such right to include the right to receive all information and materials provided to the members of the Board, in their capacity as such, or to any committee thereof, and to attend all regularly scheduled meetings of the Board, or of any committee thereof; provided that the Observer may be denied access to such meetings and/or materials and information if and to the extent (i) reasonably necessary to preserve any Board attorney- or accountant-client privilege or (ii) the agenda for such meeting or such information or materials provided to the Board would result in a breach of confidentiality or would present a conflict of interest, including, without limitation, any such meeting or information or materials that relate to the notes to be issued pursuant to the First Lien Notes Purchase Agreement, of even date herewith, or the notes to be issued pursuant to the Second Lien Note Purchase Agreement. Notwithstanding the foregoing, (i) the Observer shall receive notice promptly in advance of any meeting of a Board, or any committee thereof, that the Observer is wholly or partially excluded from, and (ii) any written materials and other information, including portions of the minutes of a meeting of a Board, or any committee thereof, that are withheld from the Observer, shall specifically and solely relate to the information that the Observer is excluded from and not any other information. The Observer shall not have any voting rights and shall not be subject to any fiduciary duties applicable to the directors of the Board. The Observer shall sign a non-disclosure agreement reasonably acceptable to the Subscriber and the Company.

5.23          Compliance Assistance. Following the Closing, the Subscriber and the Company shall use reasonable efforts to cooperate to implement a procedure to assist in the compliance with obligations under Section 13D and Section 16 of the Exchange Act during such time as the Subscriber or its Affiliates have a Schedule 13D or Schedule 13G on file with the SEC.

6.                  Indemnification and Limitation of Liability. The Company shall indemnify the Subscriber with respect to rights and obligations under this Agreement under the same terms, mutatis mutandis, as the Company indemnifies Purchasers pursuant to Section 10.3 of the Second Lien Note Purchase Agreement, and the liability of the Subscriber shall be limited pursuant to the terms of Section 10.3(e) thereof.

7.                  Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid pursuant to the terms of the Commitment Letter, dated as of June 7, 2017, among the Company and the other signatories party thereto.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

BIOSCRIP, INC.

By:	/s/ Stephen Deitsch
Name:	Stephen Deitsch
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Stock Purchase Agreement

Accepted and agreed this 29th day of June, 2017.

ASSF IV AIV B HOLDINGS II, L.P.
as a Purchaser

By:	ASSF IV AIB B HOLDINGS GP LLC,

its General Partner

By:	ASSF IV AIV B, L.P.,

its Sole Member

By:	ASSF MANAGEMENT IV, L.P.,

its General Partner

By:	ASSF MANAGEMENT IV GP LLC,

its General Partner

With respect to 6,359,350 shares of Common Stock
For an aggregate Purchase Price of $15,898,375.

By:	/s/ Scott L. Graves
Name:	Scott L. Graves
Title:	Authorized Signatory

Signature Page to Stock Purchase Agreement